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                                                                    Exhibit 10.6


                                 THIRD AMENDMENT TO
              AMENDED AND RESTATED EQUIPMENT LOAN AND SECURITY AGREEMENT

    This Third Amendment to Amended and Restated Equipment Loan and Security
Agreement, dated as of July      , 1997 (the "Third Amendment"), is among
Econophone, Inc., a New York corporation ("Borrower"), its wholly owned Subsidiary American Telemedia, Ltd. and NTFC Capital Corporation, a Delaware corporation ("Lender").

    WHEREAS, Borrower and Lender have previously entered into an Equipment Loan and Security Agreement dated as of May 28, 1996 and amended and restated and joined in by American Telemedia, Ltd. as of March 27, 1997, and as further amended by that First Amendment to Amended and Restated Equipment Loan and Security Agreement dated as of April 24, 1997 and by that Second Amendment to Amended and Restated Equipment Loan and Security Agreement dated as of June 26, 1997 (as amended and restated, the "Loan Agreement"), pursuant to which Lender has agreed to loan Borrower and American Telemedia, Ltd. up to Five Million and 00/100 Dollars ($5,000,000), subject to the terms and conditions stated in the Loan Agreement; and

    WHEREAS, Borrower has requested that Lender amend the Loan Agreement to delete any requirement of a pledge by shareholders of Borrower of securities or other ownership interests in Borrower as security for Borrower's obligations to Lender.

    NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

    1.   Article I: DEFINITIONS is amended as follows:

    a. The definition of "ORIGINAL STOCK PLEDGE AGREEMENT" is deleted in its entirety.

    b. The definition of "SECURITY DOCUMENTS" is deleted in its entirety and the following substituted in its stead:

                   "SECURITY DOCUMENTS": this Agreement, the Consents, all
              financing statements, all documents and instruments executed and/or delivered by or on behalf of Borrower in favor of Lender granting and perfecting liens and security interests on NTI Equipment and related Software to be installed in London, England, Brussels, Belgium, and Paris, France and any other documents granting, evidencing, or perfecting any security interest or Lien with respect to or securing any of the Obligations.

    c. The definition of "STOCK PLEDGE AGREEMENT" is deleted in its entirety and EXHIBIT G to the Loan Agreement is removed.


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    d.   The definition of "VOTING INTERESTS" is deleted in its entirety.

    2. ARTICLE 2: LOANS is amended by deleting the text of Section 2.04(a) VOLUNTARY PREPAYMENTS in its entirety and substituting the following in its place:

              (a) VOLUNTARY PREPAYMENTS. No voluntary prepayments under the Tranche 1 Note or the Tranche 2 Note shall be permitted. Mandatory Prepayments, excess interest payments under Section 2.02(g) or prepayments made from insurance proceeds pursuant to Section 6.03 or with any condemnation proceeds may be made in accordance with and subject to the terms, conditions and limitations hereof and shall not be subject to a prepayment premium.

    3. ARTICLE 2: LOANS is amended by deleting Section 2.11 STOCK PLEDGE AGREEMENT in its entirety.

    4. Schedule 5.02(c)(v) STOCK PLEDGE AGREEMENT is amended by deleting the text thereof in its entirety and substituting "[INTENTIONALLY DELETED]" in its place.

    5. ARTICLE 8: NEGATIVE COVENANTS is amended by deleting Section 8.15 ISSUANCE OF ADDITIONAL CAPITAL STOCK in its entirety.

    6. MISCELLANEOUS. Lender acknowledges the termination of the Amended and Restated Stock Pledge Agreements executed by each of Alfred West, Steve West and Gary Bondi as Owners of Borrower as of March 27, 1997, pursuant to Section 2.11 of the Loan Agreement. Terms not otherwise defined in this Third Amendment have the meanings ascribed to them in the Loan Agreement. Except to the extent expressly varied hereby, the remaining terms and conditions of the Loan Agreement remain in full force and effect. This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York.


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    IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed and delivered by its duly authorized officers, all as of the day and year first above written.


                             ECONOPHONE, INC.
                             BORROWER

                             By:___________________________
                             Title:________________________


                             AMERICAN TELEMEDIA, LTD.

                             By:___________________________
                             Title:________________________


                             NTFC CAPITAL CORPORATION
                             LENDER

                             By:___________________________
                             Title:________________________


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